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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 18, 2002


                                   ----------


                                LTWC CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         DELAWARE                     000-27417                76-0518568
----------------------------       ----------------       ----------------------
(STATE OR OTHER JURISDICTION       (COMMISSION FILE          (IRS EMPLOYER
     OF INCORPORATION)                  NUMBER)           IDENTIFICATION NUMBER)


111 HIGH RIDGE ROAD STAMFORD, CT                                  06905
-----------------------------------------                  --------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (INCLUDING ZIP CODE)


                                  203-975-9602
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





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                                TABLE OF CONTENTS

ITEM 5. Other Events



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ITEM 5. OTHER EVENTS.

      David Shohet and Fred Welz were appointed as directors of the Registrant.

      Mr. Welz most recently has been Chief Operating Officer and currently is a director of FluxNetwork, Inc., a private software and integration services company providing client-server and web-based solutions for management of rich media information on handheld and wireless devices. Prior to joining FluxNetwork, Mr. Welz spent 10 years as an executive of Silicon Graphics Computer Systems. Mr. Welz received his M.S. in International Economics and Marketing and his M.A. in International Public Policy and Administration both from the University of Wisconsin. Mr. Welz received his B.S. in Business Administration, Economics and Finance from the University of Denver.

      Mr. Shohet was the head of finance for Menerva Technologies, a private software company from 2000 to 2002. Previous to that, Mr. Shohet held various positions including: Chief Financial Officer of a private consumer products company, a management consultant, and an investment banker for Dean Witter Reynolds, Inc. Mr. Shohet holds a B.S. degree in business administration from the University of California at Berkeley and a M.B.A. with distinction from the Harvard Business School.

      Additionally, John V. Balen and Rebecca Saeger announced their resignation as directors of the Registrant.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 23, 2002            LTWC Corporation


                                    By:   /s/ MARC E. LANDY
                                       ------------------------------
                                       Marc E. Landy
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer